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                                                                     Exhibit 5.1

                                 David Goldberg
                           Vice President and Counsel
                             PS Business Parks, Inc.
                               701 Western Avenue
                         Glendale, California 91201-2397

                                   May 8, 2001

PS Business Parks, Inc.
701 Western Avenue
Glendale, California  91201-2397

Gentlemen:

        As Vice President and Counsel of PS Business Parks, Inc. (the "Company"), I have examined the Company's Registration Statement on Form S-3 (File No. 333-78627) which was declared effective by the Securities and Exchange Commission on June 2, 1999 (the "Registration Statement") and the prospectus which is a part thereof (the "Prospectus"), which relates to the offer and sale of up to $279,509,083 stated amount of (i) shares of preferred stock, par value $.01 per share (the "Preferred Shares"), (ii) depositary shares (the "Depositary Shares") representing a fractional interest in a Preferred Share, (iii) shares of equity stock, par value $.01 per share (the "Equity Shares"), (iv) shares of common stock, par value $.01 per share (the "Common Shares"), and (v) warrants (the "Warrants").

        I am familiar with the proceedings taken or to be taken by the Company relating to the authorization and issuance of the Preferred Shares, the Depositary Shares, the Equity Shares, the Common Shares and the Warrants in the manner set forth in the Registration Statement. I have also examined the Company's Restated Articles of Incorporation and Restated Bylaws and have made such other investigation as I have deemed necessary in order to express the opinions contained herein.

        This opinion is rendered in connection with the proposed public offering of up to 1,840,000 Depositary Shares, each representing one one-thousandth of a Share of 9 1/2% Cumulative Preferred Stock, Series D, Liquidation Preference Equivalent to $25.00 Per Depositary Share (the "Shares"), as described in the prospectus supplement of the Company dated May 7, 2001 (the "Prospectus Supplement").

        It is my opinion that:

        1. The Company is a corporation duly organized and validly existing in good standing under the laws of the State of California.

        2. The Shares, when issued and delivered in the manner and on the terms described in the Prospectus and the Prospectus Supplement and payment of the agreed consideration therefor has been received by the Company, will be legally issued, fully paid and nonassessable.

        I hereby consent to the reference to me under the caption "Legal Opinions" in the Registration Statement and to the filing of this opinion as an exhibit to this Current Report on Form 8-K.

                                    Very truly yours,

                                    /s/ David Goldberg

                                    David Goldberg